FLEMING MUTUAL FUND GROUP, INC.

ARTICLES OF AMENDMENT

        FLEMING MUTUAL FUND GROUP, INC., a Maryland corporation (the "CORPORATION"), having its principal Maryland office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "MSDAT")that:

        FIRST: The Charter of the Corporation is hereby amended by striking from
Article VI, Section 4 the sentence:

        The names of such series and the number of shares classified and allocated to these series are as follows:

        NAME OF SERIES                NUMBER OF SHARES CLASSIFIED AND ALLOCATED

        Fleming Fund                  50,000,000

        Fleming Fledgling Fund        50,000,000



and inserting in lieu thereof the following:

        The names of such series and the number of shares classified and allocated to these series are as follows:

        NAME OF SERIES                 NUMBER OF SHARES CLASSIFIED AND ALLOCATED

        Mid Cap Value Fund             50,000,000

        Small Cap Growth Fund          50,000,000



             SECOND: The amendment does not increase the authorized stock of the Corporation.

             THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and the amendment is limited to a change expressly permitted by Section 2-605 to be made without action by the stockholders.

        IN WITNESS WHEREOF, FLEMING MUTUAL FUND GROUP, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on April 27, 2001.

ATTEST:

/s/ LARRY A. KIMMEL                    /s/ JONATHAN SIMON
  Secretary                              President


        THE UNDERSIGNED, President of FLEMING MUTUAL FUND GROUP, INC., with respect to the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges the foregoing Articles of Amendment to be in the name of and on behalf of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

/s/ JONATHAN SIMON
President





                                      -2-